CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.12

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (this “Agreement”), dated as of this 15th day of July, 2020 (the “Effective Date”), by and between Eiken Chemical Co., Ltd., a corporation organized and existing under the laws of Japan with its principal place of business at 19-9, Taito 4-chome, Taito-ku, Tokyo, Japan (“Eiken”) and Lucira Health, Inc., a corporation organized and existing under the laws of Delaware with its principal place of business at 1412 62nd Street, Emeryville, CA 94608 U.S.A. (“Lucira”).

RECITALS

Eiken has developed proprietary technology relating to the nucleic acid amplification referred to as “Loop-mediated Isothermal Amplification” (the “LAMP”) and owns and has rights under certain patents and patent applications in respect of the LAMP in various countries of the world.

Lucira wishes to obtain licenses under the LAMP Patents (as defined later) to develop, manufacture, use and sell certain products in the Field (as defined later).

Eiken is willing to grant such license under the LAMP Patents under the terms and conditions hereinafter contained.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.01. As used in this Agreement, except as otherwise expressly provided herein or unless the context herein otherwise requires, the following terms shall have the respective meanings indicated below:

“Additional Target” has the meaning set forth in Section 2.03.

“Affiliate” means any corporation, company, partnership or entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, either Party. For purposes of this definition, control means the direct or indirect legal or beneficial ownership of greater than fifty percent (50%) of the outstanding shares of stock entitled to vote for the election of directors or persons performing similar functions, or in the case of entity not having voting stock, equivalent ownership or interest of greater than fifty percent (50%) of its outstanding shares, or of its net asset or net profit; provided that such corporation, company, partnership or entity shall be deemed to be an Affiliate for purposes of this Agreement only so long as such Party maintains such ownership or control. The terms “control” or “controlled by” shall have correlative meanings.

“Agreement” has the meaning set forth in the preamble hereof and includes all Schedules, which may be amended, modified, revised or supplemented from time to time upon agreement of the Parties.

“Arm’s Length Customer” means any customer, purchaser or third party having no financial interest or capital investments in Lucira or any of its Affiliates sublicensed hereunder in the first bona-fide arm’s length sale from Lucira or such Affiliate of the Licensed Products to such customer, purchaser or third party, and includes any distributor, wholesaler or other bona-fide third party purchaser of Licensed Products from Lucira or its Affiliates sublicensed hereunder. For the avoidance of doubt, the transfer or sales from Lucira to an Affiliate of Lucira or from any of Lucira’s Affiliates to another Affiliate of Lucira shall not be considered to be sales to Arm’s Length Customer.

“Change of Control” means at any time prior to consummation of the initial public offering of Lucira stock any transaction or event (or series of transactions or events), whether by an acquisition of securities, merger, consolidation, proxy contest or other transaction or event (or series of transactions or events), that results in Lucira being controlled, directly or indirectly, by a third person (whether alone or with others) that did not control Lucira before such transaction or event (or series of transactions or events), whether or not Lucira survives such transaction or event (or series of transactions or events). For purposes of this definition, “control” means possession of, or the power or right to acquire possession of, directly or indirectly, the power to direct or cause the direction of the management, business affairs or policies of Lucira (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

“Effective Date” has the meaning set forth in the preamble hereof.

“Field” means [****].

“Initial Target” means severe acute respiratory syndrome coronavirus 2, SARS-CoV-2 (formerly 2019-nCoV), which causes coronavirus disease (COVID-19).

“Interest Rate” means, with respect to any amount, the interest rate of [****] percent ([****]) per annum subject to the maximum statutory rate of default interest permissible under applicable law.

“LAMP” has the meaning set forth in the first Recital.

“LAMP Patents” means the patents set forth in Schedule I and any division, amendment, inter partes review, reexamination, renewal, re-issue and extension of any of the foregoing patents.

“License Fees” has the meaning set forth in Section 3.01.

“Licensed Product(s)” means any reagent, product, kit, device, equipment, instrument and/or system for nucleic acid-based in-vitro diagnostic tests for (i) the detection of a target or targets contained in the Initial Target prior to the exercise of the option set forth in Section 2.02 and (ii) the detection of an Additional Target or Additional Targets after the exercise of the option set forth in Section 2.04, the manufacturing, selling, offering for sale, importing or otherwise disposing of which would constitute, but for the license herein, an infringement of any of the LAMP Patents.

“Licensed Territory” means (i) only the United States of America under the licenses granted by Sections 2.01 and 2.03, and (ii) anywhere in the world under the licenses granted by Sections 2.02 and 2.04.

“Lucira Technology” means the technology claimed in the US patents and US patent applications listed in Schedule III.

“Net Sales” means the gross invoice price actually invoiced (or if not invoiced, the gross price actually charged) for a Licensed Product sold by Lucira or any of its Affiliates to any Arm’s Length Customer (excluding a Licensed Product transferred, sold or otherwise disposed of by Lucira to any of its Affiliates or by any of its Affiliates to another Affiliate thereof) minus

(i)

sales tax, GST or PST, tariffs, duties, VAT, use tax, excise tax, and other governmental charges levied with respect to the sale, transportation, delivery, use, exportation, or importation of a Licensed Product (which does not include income taxes), where such tax or other governmental charge is itemized in the invoice and actually included in such gross invoice price or gross charge; and

(ii)	[****].

provided, however, that (a) when a Licensed Product is used or otherwise disposed of without payment, the Net Sale of such Licensed Product shall be [****].

“Party” means either Eiken or Lucira, and “Parties” means collectively Eiken and Lucira.

“Running Royalties” has the meaning set forth in Section 3.02.

“Treaty” has the meaning set forth in Section 4.05.

“USGAAP” means generally accepted accounting principles in the United States of America in effect at the time of keeping the books of accounts set forth in Section 4.08.

Section 1.02. Interpretation

(a) The phrase “to use the Licensed Products” means to incorporate the Licensed Products into any other products.

(b) The term “including” means “including without limitation”.

(c) The words “herein”, “hereof”, “hereto” and “hereunder” refer to this Agreement as a whole, and not to any particular Article, Section or Subsection in this Agreement.

(d) Headings and Recitals are inserted for convenience only and do not affect the construction hereof, words denoting the singular include the plural and vice versa, and words denoting one gender include each gender and all genders.

(e) Where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(f) Unless the context otherwise requires, references herein to:

(i) a person include references to a natural person, firm, partnership, joint venture, company, corporation, association, organization, trust, enterprise, government or department or agency of any government (in each case whether or not having a separate legal personality);

(ii) a month, quarter and year are references to a month, quarter and year of the Gregorian Calendar;

(iii) Recitals, Articles, Sections, Subsection or Schedule refer to the appropriate recitals, articles, sections, subsections or schedules hereof;

(iv) a document, instrument and agreement are references to such document, instrument and agreement (including schedules thereto and, where applicable, any of its provisions) as amended, modified, varied, supplemented, novated or replaced and in effect at the time any such reference is operative;

(v) a Party include its permitted successors and assigns;

(vi) a statute or law are construed as references to such statute or law as modified, amended, consolidated, extended or re-enacted and in effect at the time any such reference is operative, and include any administrative guidances, orders, regulations, instruments or other subordinate legislation made under the relevant statute or law; and

(vii) an authority, association or body whether statutory or otherwise are, if and when any such authority, association or body ceases to exist or is reconstituted, renamed or replaced or the powers or functions thereof are transferred to any other authority, association or body, references respectively to the authority, association or body established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof.

ARTICLE II

GRANT OF LICENSE

Section 2.01. Subject to the terms and conditions set forth herein, during the effective term hereof, Eiken hereby grants to Lucira, and Lucira hereby accepts, non-transferable, non-assignable (except in connection with a permitted assignment pursuant to Section 9.01), non-exclusive license, with the right to sublicense in accordance with Section 2.05, under the LAMP Patents to develop, and make Licensed Products for the Initial Target in the Field in the United States of America, and use, sell, offer for sale or otherwise dispose of the Licensed Products so made under Lucira’s own labels in the Field in the United States of America (the Licensed Territory).

Section 2.02. Subject to the terms and conditions set forth herein, Eiken hereby grants to Lucira, and Lucira hereby accepts, during the effective term hereof, an option to expand the licensed territory from the United States of America to anywhere in the world under the license set forth in Section 2.01. Lucira may exercise the option at any time upon the payment of the fee set forth in Section 3.01(b) and a written notice to Eiken. Effective upon such exercise of the option, the license set forth in Section 2.01 shall automatically be amended and expanded to be worldwide (the Licensed Territory).

Section 2.03. Subject to the terms and conditions set forth herein, Eiken hereby grants to Lucira, and Lucira hereby accepts, during the effective term hereof, an option for non-transferable, non-assignable (except in connection with a permitted assignment pursuant to Section 9.01), non-exclusive license, with the right to sublicense in accordance with Section 2.05, under the LAMP Patents to develop and make the Licensed Products for each new additional target designated in writing by Lucira (the “Additional Target”) in the Field in the United States of America, and use, sell, offer for sale or otherwise dispose of such Licensed Products so made under Lucira’s own labels in the Field in the United States of America. Lucira may exercise the option for each Additional Target at any time upon the payment of the fee set forth in Section 3.01(c) and a written notice to Eiken, which notice shall contain the name of each Additional Target. Effective upon such exercise of the option with respect to each Additional Target, the foregoing license shall automatically go into effect.

Section 2.04. Subject to the terms and conditions set forth herein, Eiken hereby grants to Lucira, and Lucira hereby accepts, during the effective term hereof, an option to expand the licensed territory from the United States of America to anywhere in the world under the license set forth in Section 2.03. Lucira may exercise the option at any time upon the payment of the fee set forth in Section 3.01(d) and a written notice to Eiken. Effective upon such exercise of the option, the license set forth in Section 2.03 shall automatically be amended and expanded to be worldwide.

Section 2.05. Subject to compliance with the terms and conditions hereof, Lucira shall have the right to grant to its Affiliates sublicenses under the license and rights granted to it hereunder but without any right to sublicense further. Lucira shall give Eiken written notice as to the names, addresses, shareholding ratio, and any other information reasonably requested by Eiken from time to time with respect to all the Affiliates sublicensed hereunder that manufacture the Licensed Products. Each such Affiliate shall be bound by the terms and conditions hereof as if it were named herein in the place of Lucira. The sublicense granted hereunder to an Affiliate shall automatically terminate on the date the Affiliate ceases to be an Affiliate. Lucira shall not have the right to grant a sublicense to any person other than its Affiliates.

Section 2.06. The license to “make” the Licensed Products granted in Sections 2.01 and 2.03 include the right under the LAMP Patents to have a third party manufacturer designated by Lucira or its Affiliates sublicensed hereunder and approved in advance by Eiken in writing, such approval not to be unreasonably withheld (except for the third party manufacturers set forth in Schedule IV which are hereby approved), make the Licensed Products and any component thereof either in finished or semi-finished form in accordance with the designs, drawings and specifications and manufacturing and/or assembling drawings or specifications, all originated and owned by Lucira or such Affiliates, provided that Lucira or such Affiliates shall purchase and take over from such third party manufacturer all of the Licensed Products manufactured and/or all portions thereof assembled by the third party manufacturer and shall not directly or indirectly re-transfer them to such third party manufacturer or any related parties of such third party manufacturer. For the avoidance of doubt, a drop shipment of the Licensed Products by such third party manufacturer to Lucira’s or its Affiliates’ customers shall not be considered to be in violation of this Section 2.06.

Section 2.07. Except for the licenses, options and rights expressly granted hereunder, no right, title or interest in any discovery, invention or technology, data or information or any patent, copyright, trademark or other intellectual property right owned by Eiken or its Affiliate shall be granted to Lucira hereunder, by implication or otherwise. Eiken shall not be under any obligation to grant to Lucira any additional licenses and rights other than those granted hereby.

ARTICLE III

LICENSE FEES AND ROYALTIES

Section 3.01. In consideration of the licenses and rights granted herein, Lucira shall pay to Eiken a non-refundable license fees (the “License Fees”) as follows:

(a)	with respect to the Initial Target for the license in the United States of America under Section 2.01:

(i)	[****], which shall be due and payable within [****] after the Effective Date; and

(ii)	[****], which shall be due and payable within [****] after the Effective Date.

(b)	with respect to the Initial Target for the world-wide license under Section 2.02:

(i)	[****], which shall be due and payable upon exercise of the option pursuant to Section 2.02; and

(ii)	[****], which shall be due and payable within [****] after exercise of the option pursuant to Section 2.02.

(c)	with respect to each Additional Target for the license in the United States of America under Section 2.03:

(i)	[****], which shall be due and payable upon exercise of the option for each Additional Target pursuant to Section 2.03.

(d)	with respect to each Additional Target for the world-wide license under Section 2.04:

(i)	[****], which shall be due and payable upon exercise of the option for each Additional Target pursuant to Section 2.04.

Section 3.02. In consideration of the licenses and rights granted herein, Lucira shall further pay to Eiken non-refundable running royalties (the “Running Royalties”) of [****] percent ([****]%) of the total Net Sales of all the Licensed Products made, used, sold or otherwise disposed of by Lucira or any of its Affiliates in the Field in the Licensed Territory.

Section 3.03. Running Royalties shall accrue at the time when any Licensed Product is first sold, used or otherwise disposed of, as evidenced by the applicable invoice or bill, whether or not payment is received by Lucira or its Affiliates hereunder. No Running Royalties shall accrue at the time of the transfer, sale or disposal of the Licensed Products by Lucira to any of its Affiliates or any of its Affiliates to another Affiliate. In such event, Running Royalties shall accrue at the time of the use, sale or disposal of the Licensed Products by such other Affiliates to Arm’s Length Customers in the Field in the Licensed Territory.

Section 3.04. For the avoidance of doubt, any portion of the License Fees paid to Eiken shall not be credited against any Running Royalties due and payable to Eiken hereunder.

ARTICLE IV

PAYMENT AND ROYALTY REPORTS

Section 4.01. Running Royalties accrued during each quarter (any part in the first or last quarter) during the term of this Agreement shall be paid to Eiken or any other person designated by Eiken in writing from time to time within [****] ([****]) days after the end of such quarter.

Section 4.02. Each Running Royalty payment shall be accompanied by a royalty report, substantially in the form attached hereto as Schedule II covering the immediately preceding quarter showing the computation of Running Royalties for such quarter. Each royalty report shall set out by product name, model and type of each of the Licensed Products used, sold or otherwise disposed of during the relevant quarter, the name of the manufacturer (whether Lucira or any of its Affiliates or third party manufacturers hereunder), the unit price, the quantities, the gross amount received, the relevant currency, the deductible items set forth in the definition of the Net Sales and the total Net Sales of the Licensed Products. The royalty report shall also contain a calculation of the Running Royalties in [****] due under this Agreement and the exchange rates used therefor. The royalty report shall be certified by an authorized officer of Lucira to be correct to the best knowledge and information of Lucira. If no Running Royalties have accrued during a quarter, the royalty report shall so state.

Section 4.03. The License Fees, Running Royalties and any other amount payable to Eiken hereunder shall be payable to Eiken in [****] without any deduction of any remitting bank commission or fee or otherwise at the following bank account of Eiken or any other bank account Eiken notifies Lucira in writing from time to time:

Bank Name: [****]

Branch Name: [****]

Bank Address: [****]

Type of Bank Account: [****]

SWIFT Code: [****]

Bank Account Number: [****]

Name of the Bank Account holder: [****]

Section 4.04. For sales of Licensed Products made in currencies other than [****] during a quarter, Running Royalties shall be computed by converting the Net Sales into [****] at the wire transfer selling rate of exchange in effect on the closing of the last banking day during such quarter as quoted by [****].

Section 4.05. The Parties agree that the payments due to Eiken hereunder constitute “royalties” as that term is defined in Article 12, paragraph 2 of the Convention between Japan and the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and on Capital Gains (the “Treaty”) and, as such, are exempt from US withholding tax under Article 12, paragraph 1 of the Treaty. Pursuant to such exemption, Lucira shall not withhold any tax from any payments due to Eiken hereunder, and Eiken shall not be liable for any withholding taxes involved in this transaction. Eiken shall, in addition to providing a certificate of Japanese residency, complete all forms required for Lucira to obtain such exemption and provide Lucira with such forms. Upon Lucira’s request, Eiken shall submit a certificate of the Japanese residency, and an executed form W-8BEN-E to Lucira.

Section 4.06. Within [****] ([****]) days after expiration or termination of this Agreement, Lucira shall furnish to Eiken a royalty report as set forth in Section 4.02 covering the Net Sales of the Licensed Products used, sold or otherwise disposed of prior to the expiration or termination date but as to which no Running Royalties were previously paid, which report also shall set forth the total quantity of Lucira’s, its Affiliates’ and third party manufacturers’ inventory (including work-in-process) of the Licensed Products existing as of the expiration or termination date and in possession of Lucira, all of its Affiliates and third party manufacturers, and Lucira shall simultaneously pay Running Royalties to Eiken with respect to the Licensed Products made, used or sold and inventory thereof. The Running Royalties with respect to Lucira’s, its Affiliates’ and third party manufacturers’ inventory existing as of the expiration or termination date shall be determined as if such inventory were sold immediately prior to the expiration or termination date.

Section 4.07. In the event that any amount due Eiken by Lucira hereunder is not paid when due, Lucira shall pay on demand to Eiken interest on the overdue amount at the Interest Rate from the due date of such amount until the date such overdue amount is paid in full.

Section 4.08. Lucira shall keep, and Lucira shall cause its Affiliates to keep, accurate and complete records and books of account containing regular entries in accordance with the USGAAP consistently applied for the purpose of calculating Running Royalties and making royalty reports pursuant to Section 4.02. All the records and books of account relating to a particular fiscal year of Lucira and such Affiliates shall be retained for a period of [****] ([****]) years following the close of such fiscal year. All records and books of account shall contain all information necessary to calculate Running Royalties due hereunder and to determine the accuracy of the royalty reports. Eiken shall have the right (which it may not exercise more than once for each year) to cause such records and books of account to be audited by an independent public accounting firm selected by Eiken which does not have conflicts for the sole purpose of determining the accuracy of reports and calculations of Running Royalties. Such audits shall be made during normal business hours of Lucira or such Affiliates and with at least [****] ([****]) day prior written notice. Such audits shall not be conducted for any calendar year more than [****] years after the end of such year, or repeated for any calendar year or with respect to the same set of records. All information disclosed to or obtained by the independent public accounting firm during such audit shall not be disclosed to anyone including Eiken (except as required by law or by any governmental authority, and except as may be necessary in connection with any dispute resolution proceeding relating to this Agreement) and shall be held in strictest confidence, except that the independent public accounting firm may disclose to Eiken whether a discrepancy in Running Royalty payments has been found and the amount of the discrepancy involved, and the circumstance of the discrepancy, including the basis upon which the discrepancy is determined. In the event that such audit reveals that Lucira underpaid or under-reported Running Royalties due Eiken hereunder, Lucira shall promptly upon demand pay to Eiken the deficiency and interest thereon under Section 4.07, and if such deficiency is in excess of [****] percent ([****]%) of the amount actually due, Lucira shall also upon demand from Eiken reimburse Eiken for the costs and expenses actually incurred in conducting such audit on an indemnity basis.

Section 4.09. Lucira shall faithfully respond with reasonable additional information to what Eiken may reasonably request from time to time to enable Eiken to ascertain a specific model or type of Licensed Products used, sold or otherwise disposed of by Lucira or its Affiliates that is subject to the payment of Running Royalties pursuant to Section 4.01, and the amount of such Running Royalties due.

ARTICLE V

PATENT MARKING

Lucira shall mark, and shall cause its Affiliates sublicensed hereunder to mark (i) each of the Licensed Products made, used, offered for sale or sold, (ii) its containers, and the product brochures and promotional and sales materials for the Licensed Products, or (iii) each such Licensed Products in the form of “virtual marking” on a free-to-access web page, with the patent numbers of the LAMP Patents utilized therefor, and shall furnish to Eiken samples of each of the Licensed Products or their containers and each copy of those product brochures and materials.

ARTICLE VI

GRANT BACK

Lucira hereby grants, and causes its Affiliates to grant, to Eiken and its Affiliates, [****] right and license under Lucira Improvements (as defined below) to [****]. Such license includes the right for Eiken and its Affiliates to use any Lucira Improvements as part of [****]. Promptly after Lucira becomes aware of any Lucira Improvements, Lucira shall inform Eiken thereof in writing in such reasonable manner and details as Eiken will be able to review, make further inquiries and utilize the same. For purpose of this Agreement, “Lucira Improvements” means any discovery, invention or improvement made by or for Lucira and/or its Affiliates in the course of developing, manufacturing, using or testing the Licensed Products and any patent therefrom owned by Lucira and/or its Affiliates, to the extent that [****]. For the avoidance of doubt, any such Lucira Improvement which [****] shall not be required to be licensed to Eiken and its Affiliates under this grant back clause, [****]. Nothing contained herein shall be in any way construed to mean that Lucira hereby grants to Eiken licenses under the Lucira Technology which Lucira warrants and represents do not constitute any Lucira Improvements.

ARTICLE VII

NO WARRANTIES

Section 7.01. Nothing in this Agreement shall be construed as:

(a)	a warranty, representation or promise by Eiken relating to any of the LAMP Patents or the Licensed Products, including the validity, scope or suitability for any purpose of the LAMP Patents; or

(b)	an obligation on the part of Eiken to furnish any manufacturing or technical information to Lucira or its Affiliates; or

(c)

an obligation to bring or prosecute actions or suits against third parties, defend actions or suits brought against Lucira, its Affiliates, their customers or third parties, or indemnify Lucira, its Affiliates, their customers or third parties for any reason; or

(d)	imposing any liability on Eiken with respect to the manufacture, use, sale or disposal of the Licensed Products by Lucira, its Affiliates, their customers or third parties; or

(e)

imposing an obligation on Eiken to maintain the continued existence of any of the LAMP Patents or to file applications for any patent or other industrial or intellectual property right or to take any action with respect to filed applications for any patent or other industrial or intellectual property rights; or

(f)	conferring upon Lucira or its Affiliates the right to use in advertising, publicity or otherwise, any trademark, service mark or trade name of Eiken, except in the case of Article V; or

(g)	an obligation upon Eiken to make any determination as to the applicability of any of the LAMP Patents to any products of Lucira or its Affiliates.

Section 7.02. [****].

Section 7.03. [****] EIKEN MAKES NO WARRANTIES, REPRESENTATIONS OR PROMISES THAT THE USE OR PRACTICE OF THE LAMP PATENTS OR THE DEVELOPMENT, MANUFACTURE, USE, OFFER FOR SALE OR SALE OF THE LICENSED PRODUCTS DOES NOT AND WILL NOT INFRINGE ANY PATENT OR OTHER INDUSTRIAL OR INTELLECTUAL PROPERTY RIGHT OR OTHER RIGHT OWNED BY THIRD PARTIES. THE LICENSES AND RIGHTS PROVIDED FOR HEREIN ARE GRANTED WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01. This Agreement shall become effective on the Effective Date.

Section 8.02. Except as otherwise provided for in this Article VIII, this Agreement, the licenses and rights granted pursuant hereto shall remain in effect until the last to expire of the LAMP Patents.

Section 8.03. Lucira shall have the right to terminate this Agreement at any time for any reason, upon giving [****] days’ written notice to Eiken after Eiken has received the payments set forth in Section 3.01(a) and all the Running Royalties accrued up to the termination date, together with the royalty reports for the Running Royalties set forth in Section 4.02.

Section 8.04. Eiken shall have the right forthwith to terminate this Agreement upon written notice to Lucira in any of the following events:

(a)	if Eiken has not received any Running Royalties on the Licensed Products for [****] ([****]) year after Lucira commences the sales of the Licensed Products;

(b)

if Lucira or any of its Affiliates sublicensed hereunder has defaulted in the performance or observance of any provision, covenant, condition or agreement contained in this Agreement and has failed to cure such default within [****] ([****]) days of written notice to Lucira describing such default;

(c)	if Lucira becomes insolvent or admits in writing its inability to pay its debts as the same become due or makes an assignment for the benefit of creditors;

(d)

if any proceeding is instituted by or against Lucira seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of Lucira or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Lucira or for any substantial part of its property and assets; and

(e)	if Lucira assigns or attempts to assign this Agreement or any part thereof in violation of Section 9.01.

Section 8.05. In the event that Lucira or any of its Affiliates for itself or through any third party files any declaratory judgment or similar action contesting the validity of any of the LAMP Patents or assists any third party in filing any such action contesting the validity of any of the LAMP Patents, to the extent permissible by applicable law, Eiken shall have the right forthwith to terminate this Agreement or the specific licenses and rights granted hereunder in respect of such LAMP Patent upon written notice to Lucira, and the corresponding sublicenses shall likewise terminate without any notice to its Affiliates.

Section 8.06. In the event that Lucira becomes subject to a Change of Control, and unless Lucira delivers to Eiken, in writing within [****] ([****] ) days of the Change of Control, a legally binding undertaking from the third person thereafter in control of Lucira (including the entity, if any, that ultimately controls such third person) (on behalf of itself and entities that would constitute Affiliates) to be bound by the terms and conditions of this Agreement to the same extent as if such third person (or such controlling entity) were the party to this Agreement subject to the consent of Eiken, then Eiken shall have the right to terminate this Agreement upon written notice to Lucira, and the corresponding sublicenses shall likewise terminate without any notice to its Affiliates.

Section 8.07. All licenses and rights granted to Lucira hereunder in respect of the LAMP Patents shall cease forthwith as of the date of expiration or termination of this Agreement. In the event that this Agreement is terminated for whatever reason or expired, all the corresponding sublicenses granted to the Affiliates of Lucira shall likewise terminate without any notice to such Affiliates.

Section 8.08. Any expiration or termination of this Agreement pursuant to this Article VIII shall not relieve Lucira of any of its obligations or liabilities accrued hereunder prior to the date of expiration or termination of this Agreement, and the expiration or termination shall not affect in any manner any rights of Eiken arising under this Agreement prior thereto.

Section 8.09. The rights and remedies set forth in this Article VIII are not exclusive and are in addition to any other rights and remedies available to Eiken under this Agreement or at law or in equity.

Section 8.10. For the convenience of the Parties, this Agreement is made for patent licenses under a certain group of patents owned by Eiken. Any judgment, adjudication, determination or order by a competent court or a regulatory authority or governmental agency which finds one or more of the LAMP Patents invalid or unenforceable shall not give rise to a right of termination hereof or reduction of the License Fees or Running Royalties by Lucira, as long as one or more of the LAMP Patents remain valid.

Section 8.11. The provisions of Articles I, III, VI and VII and Sections 4.02 through 4.09, 8.08, 8.09, 9.03, 9.08, 9.10, 9.11, 9.13 and 9.15 and this Section 8.11 shall survive the expiration or termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01. This Agreement and the licenses and rights granted herein shall be binding upon and inure to the benefit of Eiken, Lucira and their respective permitted successors and assigns. Except for consummation of its initial public offering, Lucira shall not assign or transfer any of its rights, privileges or obligations hereunder without prior written consent of Eiken. For the purpose of this Agreement, [****] any consolidation or merger by any third party with Lucira where the third party is the surviving entity or any sale of all or substantially all of the assets of Lucira relating to the business contemplated by this Agreement to any third party shall be construed to be an assignment hereunder. [****] Any assignment or transfer in violation of this Section 9.01 shall be null and void ab initio.

Section 9.02. This Agreement does not in any way create a relationship of principal and agent, partnership or joint venture between the Parties. Neither Party shall under any circumstances act as, or represent itself to be, the other Party.

Section 9.03. Any notice, report or other document required or permitted hereunder shall be written in English, and shall be sufficiently given when personally delivered, delivered by overnight courier or mailed prepaid first class registered or certified mail and addressed to the Party for whom it is intended at its record address set forth below, and such notice shall be effective upon receipt, if delivered personally or delivered by overnight courier, or shall be effective [****] ([****] ) days after it is deposited in the mail, if mailed. The record addresses of the Parties are set forth below:

Eiken:	[****]
Lucira:	[****]

Either Party, at any time, may change its previous record address by giving written notice of the substitution in accordance with the provision of this Section 9.03.

Section 9.04. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or portion thereof, or the application thereof to any person or circumstance or in any country contravenes a law of any country (or political subdivision thereof) in which this Agreement is effective or is held to any extent invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement (or of such provision) and the application thereof to other persons or circumstances or in other countries shall not be affected thereby, and this Agreement shall be modified with respect to its application in such jurisdiction, but not in jurisdictions where such provision is valid, to conform with such law.

Section 9.05. No modification or amendment hereof shall be valid or binding upon the Parties, unless made in writing and duly executed on behalf of the Parties by their respective duly authorized officers.

Section 9.06. Any failure of either Party to insist upon the strict performance of any provision hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default.

Section 9.07. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, express or implied, and oral or written.

Section 9.08. This Agreement shall be governed by, and shall be construed, and the legal relations between the Parties shall be determined, in accordance with the laws of Japan without regard to what laws might otherwise govern under applicable principles of conflict or choice of laws.

Section 9.09. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 9.10. Any dispute, controversy or difference arising out of, in relation to or in connection with, this Agreement shall be settled in good faith between the Parties. If the Parties fail to resolve such dispute, controversy or difference through the good faith negotiations, it shall be finally settled by arbitration in Tokyo, Japan in accordance with the Rules of Arbitration of the International Chamber of Commerce for the time being in force by a panel of three (3) arbitrators. The language of the arbitration shall be English. The prevailing Party shall be entitled to receive from the losing Party reimbursement for all costs incurred in such arbitration proceedings, including reasonable attorneys’ fees. The decision and award of the arbitration shall be final and binding, and shall be enforceable in any court of competent jurisdiction.

Section 9.11. The Parties shall maintain the confidentiality of the terms of this Agreement, and shall not disclose or transfer, without the prior written consent of the other Party, such terms or any part thereof to any third party, except

(a) as otherwise may be required by law, order or regulation; or

(b) to any competent court, regulatory authority or governmental agency which has ordered the same to be produced; provided, however, that the Party who has been so ordered shall promptly notify the other Party of such order and use its best efforts to preserve the confidentiality thereof to the extent possible in compliance with such order including obtaining a protective order.

Section 9.12. Neither Party shall issue any press release or other public announcement relating to this Agreement without obtaining the other Party’s written approval.

Section 9.13. The Parties hereby acknowledge that there are circumstances in which it would be impossible to measure in money the injury that would be suffered by Eiken or Lucira, as relevant, by reason of the other Party’s breach of its obligations hereunder, and in the event that such circumstances apply, the breaching Party consents to the granting by any court in any applicable jurisdiction of an injunction or other equitable relief. The foregoing shall be in addition to all other rights and remedies available to the non-breaching Party under this Agreement or at law or in equity.

Section 9.14. Lucira shall fully comply with all laws, ordinances and regulations applicable to it with respect to the development, manufacture, use or sale of the Licensed Products hereunder or any other performance to be made by Lucira hereunder.

Section 9.15. Lucira hereby agrees to defend, indemnify and hold harmless Eiken, its Affiliates, and their respective directors, officers employees and agents from and against any and all third-party claims, actions, suits, liabilities, damages or judgments resulting from or relating to the activities of Lucira and its Affiliates sublicensed hereunder or the manufacture, use, sale or other disposal of the Licensed Products by Lucira, its Affiliates or any other person (including third-party claims, actions, suits, liabilities, damages or judgments related to product liability). Lucira shall assume responsibility for all costs and expenses related to any such third-party claims, actions, suits, liabilities, damages or judgments including reasonable attorneys’ fees and other litigation costs and expenses.

Section 9.16. Each Party hereby represents and warrants to the other party that it has the right and power to execute, deliver and perform this Agreement, and that its performance hereof will not result in a breach of or constitute a default under its articles of incorporation or bylaws, if any, or any contract between it and a third party.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

EIKEN CHEMICAL CO., LTD.		LUCIRA HEALTH, INC.

By:	[****]	By:	[****]
Title:	[****]	Title:	[****]
Date:		Date:

Schedule I

LAMP Patents

[****]

Schedule II

Form of Royalty Report

[***]

Schedule III

Lucira Technology

[****]

Schedule IV

Pre-Approved third party manufacturers

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•	[****]

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